UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2010

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2010, J. C. Penney Company, Inc.’s direct wholly-owned subsidiary
J. C. Penney Corporation, Inc. (“JCPenney”) and GE Money Bank (“GEMB”) entered into an amendment (the “Amendment”) to the amended and restated Consumer Credit Card Program Agreement dated as of November 5, 2009 (the “Agreement”) between JCPenney and GEMB.  The Agreement covers the parties’ marketing and servicing alliance for JCPenney’s private label credit card (the “Program”).

The Amendment provides for certain changes to the Program to offset the financial impacts to GEMB of recent changes in law.  To mitigate the expected revenue impacts resulting from the issuance of new regulations by the Federal Reserve under the Credit Card Accountability Responsibility and Disclosure Act of 2009, the parties agreed to eliminate the annual signing bonus payable to JCPenney, effective July 1, 2010, as well as the Application Bounty Payment (as defined in the Agreement) payable to JCPenney, and agreed to modify the private label gain share calculation under the Program.  The Amendment also permits GEMB to make certain changes to credit terms on cardholder accounts, including finance charges, late fees, and minimum payments.  In addition, the Amendment entitles GEMB to offer a debt protection product to new and existing cardholders and provides for certain changes in the daily settlement process between GEMB and JCPenney.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibit 10.1	First Amendment dated as of October 29, 2010 to Consumer Credit Card Program Agreement by and between J. C. Penney Corporation, Inc. and GE Money Bank, as amended and restated as of November 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Dhillon
Janet Dhillon Executive Vice President,
General Counsel and Secretary

Date:  October 29, 2010

EXHIBIT INDEX

Exhibit Number                        Description

10.1	First Amendment dated as of October 29, 2010 to Consumer Credit Card Program Agreement by and between J. C. Penney Corporation, Inc. and GE Money Bank, as amended and restated as of November 5, 2009